Exhibit 99.1

                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077



For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE


        Transaction Systems Architects Announces Stock Repurchase Program

(OMAHA, Neb.--December 13, 2004)--Transaction Systems Architects, Inc. (Nasdaq:TSAI) today announced that its Board of Directors has approved a stock repurchase program authorizing the Company to acquire up to $80 million of its Class A Common Stock. Purchases will be made from time to time as market and business conditions warrant, in open market, negotiated or block transactions, in accordance with applicable laws, rules and regulations. Transaction Systems Architects, Inc. has approximately 37.8 million shares of Class A Common Stock outstanding.

"Given the Company's strong balance sheet and cash flow, the stock repurchase program represents an excellent use of capital and reflects our commitment to enhancing stockholder value," said Gregory D. Derkacht, President and CEO.


About Transaction Systems Architects, Inc.

The Company's software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company's solutions are used on more than 1,700 product systems in 76 countries on six continents.


Forward-Looking Statements

         Statements included in this press release may contain forward-looking statements. Such forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release are subject to a variety of risks and uncertainties. Actual results could differ materially.

         For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on December 23, 2003, the Company's Form 10-Q filed on February 17, 2004, the Company's form 10-Q filed on May 17, 2004, and the Company's Form 10-Q filed on August 11, 2004.